      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 26, 2000

                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                -----------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                -----------------



                               CENTEX CORPORATION
             (Exact name of registrant as specified in its charter)

                                     NEVADA
                         (State or other jurisdiction of
                         incorporation or organization)

                                   75-0778259
                                (I.R.S. Employer
                               Identification No.)


                               2728 NORTH HARWOOD
                               DALLAS, TEXAS 75201
          (Address of principal executive offices, including zip code)




                              --------------------


                  CENTEX CORPORATION DEFERRED COMPENSATION PLAN
                            (Full title of the plan)



                                RAYMOND G. SMERGE
  EXECUTIVE VICE PRESIDENT, CHIEF LEGAL OFFICER, GENERAL COUNSEL AND SECRETARY
                               2728 NORTH HARWOOD
                               DALLAS, TEXAS 75201
                     (Name and address of agent for service)

                                 (214) 981-5000
          (Telephone number, including area code, of agent for service)


                                             CALCULATION OF REGISTRATION FEE
==================================================================================================================================
                                                             Proposed maximum       Proposed maximum
             Title of                   Amount to be        offering price per     aggregate offering          Amount of
    securities to be registered          registered             share (1)               price (1)          registration fee
----------------------------------------------------------------------------------------------------------------------------------
Deferred Compensation Obligations (2)    $10,000,000               100%                $10,000,000              $2,640
==================================================================================================================================

(1)      Estimated solely for the purpose of calculating the registration fee.

(2) The Deferred Compensation Obligations are unsecured general obligations of Centex Corporation ("Centex") to pay deferred compensation in accordance with the terms of the Centex Corporation Deferred Compensation Plan.

================================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.                INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents have been filed with the Securities and Exchange Commission by Centex and are incorporated herein by reference and made a part hereof:

      (a) Joint Annual Report on Form 10-K of Centex, 3333 Holding Corporation ("Holding') and Centex Development Company, L.P. ("CDC") for the fiscal year ended March 31, 1999;

      (b) Amended Joint Annual Report on Form 10-K of Centex, Holding and CDC for the fiscal year ended March 31, 1999;

      (c) Joint Quarterly Reports on Form 10-Q of Centex, Holding and CDC for the quarters ended June 30, 1999, September 30, 1999 and December 31, 1999;

      (d) Current Reports on Form 8-K of Centex dated August 9, 1999, August 27, 1999, January 27, 2000, February 1, 2000 and May 1, 2000;

      (e) Description of the Centex Common Stock, $0.25 par value per share, contained in the Registration Statement on Form 8-A dated October 28, 1971 and Form 8 dated November 11, 1971;

      (f) Description of the Preferred Stock Purchase Rights contained in the Form 8-A Registration Statement of Centex dated October 8, 1996.

      All documents filed by Centex pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the effective date hereof and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 5.                INTERESTS OF NAMED EXPERTS AND COUNSEL.

      The validity of the Deferred Compensation Obligations described herein has been passed upon for Centex by Raymond G. Smerge, Executive Vice President, Chief Legal Officer, General Counsel and Secretary of Centex.

ITEM 6.                INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Centex is a Nevada corporation. Pursuant to the provisions of Section
78.7502 of the Nevada General Corporation Law, every Nevada corporation has authority to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause or belief his conduct was unlawful.

      Under Nevada law, Centex also has the authority to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation, to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification shall be made, however, for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

      To the extent any person referred to in the two immediately preceding paragraphs is successful on the merits or otherwise in defense of any action, suit or proceeding, the Nevada General Corporation Law provides that such person must be indemnified by the corporation against expenses including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

      Section 78.751 of the Nevada General Corporation Law requires the corporation to obtain a determination that any discretionary indemnification is proper under the circumstances. Such a determination must be made by the corporation's stockholders; its board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; or under certain circumstances, by independent legal counsel. The Articles of Incorporation of Centex provide for indemnification of its directors and officers to the extent provided by Nevada law.

      In addition, Section 78.037 of the Nevada General Corporation Law permits Nevada corporations to include in their articles of incorporation a provision eliminating the personal liability of their directors and officers, to the corporation or stockholders, for damages resulting from their breach of fiduciary duties. An amendment to the Articles of Incorporation of Centex was adopted by its stockholders at the annual meeting held on July 15, 1987 in order to effect the permitted limitation on liability. This limitation on liability is also reflected in the Bylaws of Centex.

      The Bylaws of Centex provide that the corporation shall indemnify its directors, officers, employees and agents to the fullest extent provided by the Nevada General Corporation Law and its Articles of Incorporation. In addition, the Bylaws of Centex provide for indemnification to the same extent of any director, officer or employee of the corporation who serves in any fiduciary capacity with respect to any profit sharing, pension or other type of welfare plan or trust for the benefit of employees of the corporation or its subsidiaries.

      Centex has entered into indemnification contracts with its directors and may enter into similar contracts from time to time with certain officers and employees of Centex and its subsidiaries who are not directors of Centex. The general effect of the indemnification contracts is to provide that the indemnitees shall be indemnified to the fullest possible extent permitted by the law against all expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in any action or proceeding, including any action by or in the right of Centex, by reason of their service in the foregoing capacities. The provisions of the aforementioned indemnification contracts were approved by stockholders of Centex at the annual meeting of stockholders held on July 16, 1986.

      Centex also maintains insurance to protect itself and its directors, officers, employees and agents against expenses, liabilities and losses incurred by such persons in connection with their service in the foregoing capacities.

      The foregoing summaries are necessarily subject to the complete text of the statute, articles of incorporation, bylaws, agreements and insurance policies referred to above and are qualified in their entirety by reference thereto.

ITEM 8.                EXHIBITS.

      The information required by this Item 8 is set forth in the Index to Exhibits accompanying this Registration Statement.

ITEM 9.                UNDERTAKINGS.

      (a)      The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                       (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

                       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion if its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                     EXPERTS

      The financial statements and schedules incorporated by reference in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, Centex Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 26, 2000.



                                       CENTEX CORPORATION
                                       By:
                                            /s/ David W. Quinn
                                            -----------------------------------
                                            David W. Quinn
                                            Vice Chairman of the Board and
                                            Chief Financial Officer


      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Centex Corporation, a Nevada corporation, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission under the provisions of the Securities Act, hereby constitutes and appoints Laurence E. Hirsch and David W. Quinn, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign and file any and all amendments to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, it being understood that said attorneys-in-fact and agents, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person and that each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        SIGNATURES                              CAPACITY IN WHICH SIGNED                          DATE
        ----------                              ------------------------                          ----
                                               Chairman of the Board and
                                                Chief Executive Officer;
                                                        Director
/s/ Laurence E. Hirsch                       (Principal Executive Officer)                     May 26, 2000
-------------------------------------
          Laurence E. Hirsch

                                             Vice Chairman of the Board and
                                                Chief Financial Officer;
                                                        Director
/s/ David W. Quinn                           (Principal Financial Officer)                      May 26, 2000
-------------------------------------
          David W. Quinn

                                             Vice President and Controller
/s/ John S. Worth, Sr.                      (Principal Accounting Officer)                     May 26, 2000
-------------------------------------
          John S. Worth, Sr.


/s/ Barbara T. Alexander                                Director                                May 26, 2000
-------------------------------------
          Barbara T. Alexander

        SIGNATURES                              CAPACITY IN WHICH SIGNED                          DATE
        ----------                              ------------------------                          ----
/s/ Dan W. Cook III                                     Director                                May 26,2000
-------------------------------------
         Dan W. Cook III


/s/ Juan L. Elek                                        Director                                May 26, 2000
-------------------------------------
         Juan L. Elek


/s/ Clint W. Murchison, III                             Director                                May 26, 2000
-------------------------------------
         Clint W. Murchison, III


/s/ Charles H. Pistor, Jr.                              Director                                May 26, 2000
-------------------------------------
         Charles H. Pistor, Jr.


/s/ Paul R. Seegers                                     Director                                May 26, 2000
-------------------------------------
         Paul R. Seegers


/s/ Paul T. Stoffel                                     Director                                May 26, 2000
-------------------------------------
         Paul T. Stoffel

                                INDEX TO EXHIBITS
                               CENTEX CORPORATION
                                AND SUBSIDIARIES


   EXHIBIT                                                                              FILED HEREWITH OR
   NUMBER                                 EXHIBIT                                   INCORPORATED BY REFERENCE
   ------                                 -------                                   -------------------------
4             Centex Corporation Deferred Compensation Plan.                             Filed herewith.
5             Opinion of Raymond G. Smerge.                                              Filed herewith.
23.1          Consent of Independent Public Accountants.                                 Filed herewith.
23.2          Consent of Raymond G. Smerge (included in his opinion                      Filed herewith.
              filed as Exhibit 5 hereto).
24            Powers of Attorney (included on the signature page of this                 Filed herewith.
              Registration Statement).